Project ARROW Fairness Opinion Presentation July 21, 2003

Important Disclaimer This document has been prepared by Adams, Harkness & Hill, Inc. ("AH&H") as part of a presentation being made to and at the request of the Independent Special Committee (the "Special Committee") of the Board of Directors (the "Board") of ARROW in support of our opinion as to the fairness, from a financial point of view and as of the date hereof, of the cash consideration to be received by the shareholders of ARROW in connection with the transaction (the "Transaction") contemplated by the draft Agreement and Plan of Merger (the "Merger Agreement") by and between ARROW, ARROW Acquisition Company, LLC ("Acquiror") and Merger Subsidiary (as defined in the Merger Agreement) dated as of July 21, 2003 (1). The material in this document and all analyses contained herein are confidential and have been developed solely for the use of the Special Committee of ARROW in connection only with the Transaction. Any use of this material or the analyses contained herein for any other purpose (including the evaluation of any proposed transaction other than the Transaction) or any other publication of this material or the analyses contained herein without the express written consent of AH&H is strictly prohibited. In connection with our activities, AH&H received and reviewed historical operating results and related business and financial information of ARROW as developed by management of ARROW, certain limited projected operating results regarding ARROW's estimated future performance developed by management of ARROW, as well as other related business and financial information of ARROW as developed by ARROW management, and held discussions with members of the management of ARROW regarding this information. Management provided limited projected operating results due to its limited visibility regarding future revenues; however, with respect to any internal forecasts prepared by management and reviewed by AH&H in connection herewith, AH&H assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgment of ARROW's management. In connection with the analyses contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of the properties or assets of ARROW. Several analytical methodologies have been employed herein and no one method of analysis should be emphasized disproportionately or regarded as critical to the overall conclusion that we have reached. Each analytical method has inherent strengths and weaknesses, and the nature of the available information may further affect the value of a particular method. The conclusions that we have reached are based on all the analyses and factors presented herein taken as a whole and also on the application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the individual value or merit of any one or more parts of the material that follows. Our only opinion is contained in the formal written opinion delivered to the Special Committee as to the fairness, from a financial point of view, and as of the date hereof, of the cash consideration to be paid by Acquiror to ARROW's shareholders in connection with the Transaction based on the assumptions set forth therein. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon prevailing market, economic and other conditions that exist and can only be evaluated as of the date of this document, and on information available to AH&H as of the date hereof. Note: (1) Document Reference #52218.2657254-1

Section A Transaction Overview Section B Situational Overview Section C Process Overview Section D Valuation Overview Valuation Methodologies Summary ARROW Financial Information Peer Group Analysis Precedent Transaction Analysis Historical Trading Multiple Analysis Liquidation Analysis Summary Table of Contents

Section A Transaction Overview

Transaction Overview Transaction Structure The following analysis is based on information contained in the draft Merger Agreement dated as of July 21, 2003 by and among ARROW, Acquiror and Merger Subsidiary. Overview of Proposed Acquisition Structure: As of the effective time of the Transaction, each issued and outstanding share of ARROW Common Stock shall be converted into the right to receive cash consideration in an amount equal to $3.25 per share The Transaction will be a reverse subsidiary merger (the "Merger"), and will be structured as a taxable transaction for ARROW shareholders Acquiror intends to sell stock into the Transaction All options that are vested and exercisable, and are priced below the Per Share Merger Consideration, will receive an amount in cash equal to the difference between the Per Share Merger Consideration and the per share exercise price of such option All options and warrants that are priced above the Per Share Merger Consideration will be terminated and canceled Conditions to the Merger The Merger Agreement shall have been approved and adopted by the stockholders of the Company Under the terms of the Merger Agreement, the obligations of the Acquiror are not subject to any financing contingency Termination Deal may be terminated by either party if the Merger has not been consummated on or before December 31, 2003 Deal expenses shall be assumed by the party incurring the expense In the event of a Qualified Acquisition (as defined in the Merger Agreement), ARROW shall pay to Acquiror a break-up fee equal to $900,000 (approximately 2%) of the aggregate merger consideration

Transaction Overview Aggregate Consideration Assumptions: Per Share Consideration of $3.25 13,136,124 Shares Outstanding (June 30, 2003)(1) Acquiror currently owns, in the aggregate, 8,511,400 shares (65% of shares outstanding), and is selling 5,115,400 shares into the deal One warrant outstanding for 300,000 shares priced at $5.08 per share Options 267,339 "in-the-money" 788,954 "out-of-the-money" and will be cancelled (1) Based on data obtained from ARROW management

Section B Situational Overview

Situational Overview ARROW Overview ARROW is a provider of information technology strategy consulting and systems integration services to the financial services industry ARROW went public on May 21, 1998 with 2,500,000 shares offered at $13.00 per share From May 2002 until the proposed offer, ARROW stock traded between $1.65 and $2.75 per share, with a 50 day trailing average closing price of $2.56 per share as of May 2, 2003 Contributing factors include: General macroeconomic conditions Conditions specific to ARROW's industry sector, including decreased technology spending trends and decreased mergers and acquisitions activity in the financial services industry It is estimated that total technology spending fell from $387.8 billion in 2001 to $366.8 billion in 2002. Declining operating results for ARROW For the fiscal quarter ending June 30, 2003, ARROW estimates revenues of $4.2 million, representing a 40% decline from the fiscal quarter ending June 30, 2002, a 8% decline from the fiscal quarter ending June 30, 2001and a 56% decline from the fiscal quarter ending June 30, 2000 The illiquidity of ARROW common stock A lack of institutional support for ARROW's common stock Small public float - approximately 4.6 million shares No institutional research coverage

Situational Overview Market Trends The costs and potential liabilities for all public companies have increased over the past few years dramatically and this trend will continue due to: The costs of complying with Sarbanes-Oxley Increased D&O insurance costs; increased accounting, directors fees, etc. For many thinly traded micro-cap companies today, the perceived benefits of maintaining public company status (liquidity, access to capital, et al.) simply do not exist ARROW's status as a very small, thinly-traded, sub-$5.00 per share micro-cap company has placed it in this inefficient category, while its public company costs have and will continue to rise

Source: FactSet. ARROW Peer Group: ANSR, BRNC, DTPI, ELOY, EPRE, INFT, TSCC. Situational Overview Stock Performance Analysis - ARROW vs. Peer Group vs. Indices Date Arrow -37.4% Peer Group -91.9% S&P 500 -34.2% NASDAQ -60.0% 7/17/2000 1 1 1 1 7/18/2000 1 0.98 0.989 0.977 7/19/2000 1.026 0.986 0.981 0.949 7/20/2000 1.035 1.013 0.99 0.979 7/21/2000 0.994 0.995 0.98 0.958 7/24/2000 1.026 0.933 0.969 0.931 7/25/2000 1.019 0.966 0.976 0.943 7/26/2000 0.949 0.984 0.962 0.933 7/27/2000 0.987 0.932 0.96 0.899 7/28/2000 1.026 0.873 0.94 0.857 7/31/2000 1 0.921 0.947 0.881 8/1/2000 1 0.903 0.952 0.862 8/2/2000 1.154 0.909 0.952 0.856 8/3/2000 1.205 0.91 0.962 0.88 8/4/2000 1.141 0.895 0.969 0.886 8/7/2000 1.115 0.902 0.979 0.904 8/8/2000 1.09 0.883 0.982 0.9 8/9/2000 1.038 0.872 0.975 0.901 8/10/2000 1.013 0.831 0.967 0.88 8/11/2000 1.026 0.828 0.974 0.886 8/14/2000 0.949 0.822 0.987 0.901 8/15/2000 0.91 0.803 0.983 0.901 8/16/2000 0.962 0.827 0.98 0.903 8/17/2000 1.026 0.837 0.99 0.922 8/18/2000 1.026 0.869 0.988 0.919 8/21/2000 0.974 0.876 0.993 0.925 8/22/2000 1.013 0.882 0.992 0.926 8/23/2000 1 0.869 0.997 0.938 8/24/2000 0.974 0.84 0.999 0.948 8/25/2000 0.936 0.831 0.997 0.946 8/28/2000 0.962 0.834 1.002 0.952 8/29/2000 0.974 0.835 1 0.955 8/30/2000 0.962 0.779 0.995 0.96 8/31/2000 1 0.74 1.005 0.984 9/1/2000 1 0.658 1.007 0.991 9/4/2000 1 0.658 1.007 0.991 9/5/2000 0.929 0.655 0.998 0.969 9/6/2000 0.987 0.679 0.988 0.939 9/7/2000 0.936 0.769 0.995 0.959 9/8/2000 0.897 0.751 0.989 0.931 9/11/2000 0.923 0.75 0.986 0.911 9/12/2000 0.91 0.777 0.981 0.901 9/13/2000 0.897 0.801 0.983 0.911 9/14/2000 0.897 0.796 0.98 0.916 9/15/2000 0.923 0.765 0.97 0.897 9/18/2000 0.897 0.738 0.956 0.872 9/19/2000 0.897 0.769 0.967 0.904 9/20/2000 0.872 0.771 0.961 0.912 9/21/2000 0.846 0.745 0.959 0.896 9/22/2000 0.859 0.807 0.959 0.89 9/25/2000 0.859 0.767 0.953 0.875 9/26/2000 0.84 0.753 0.945 0.863 9/27/2000 0.885 0.735 0.944 0.855 9/28/2000 0.846 0.782 0.965 0.884 9/29/2000 0.821 0.778 0.951 0.859 10/2/2000 0.808 0.735 0.951 0.835 10/3/2000 0.859 0.712 0.944 0.808 10/4/2000 0.833 0.713 0.95 0.824 10/5/2000 0.846 0.669 0.951 0.812 10/6/2000 0.731 0.61 0.933 0.786 10/9/2000 0.795 0.594 0.928 0.785 10/10/2000 0.769 0.557 0.918 0.758 10/11/2000 0.667 0.522 0.903 0.741 10/12/2000 0.577 0.52 0.88 0.719 10/13/2000 0.641 0.6 0.91 0.776 10/16/2000 0.821 0.625 0.91 0.77 10/17/2000 0.801 0.585 0.894 0.752 10/18/2000 0.821 0.546 0.889 0.742 10/19/2000 0.756 0.587 0.919 0.8 10/20/2000 0.782 0.654 0.925 0.815 10/23/2000 0.782 0.618 0.924 0.811 10/24/2000 0.667 0.602 0.926 0.8 10/25/2000 0.66 0.569 0.904 0.756 10/26/2000 0.615 0.556 0.903 0.765 10/27/2000 0.615 0.551 0.913 0.767 10/30/2000 0.679 0.535 0.926 0.747 10/31/2000 0.692 0.557 0.946 0.788 11/1/2000 0.654 0.549 0.941 0.78 11/2/2000 0.679 0.587 0.946 0.802 11/3/2000 0.667 0.585 0.945 0.807 11/6/2000 0.654 0.577 0.948 0.799 11/7/2000 0.667 0.587 0.948 0.799 11/8/2000 0.647 0.577 0.933 0.756 11/9/2000 0.692 0.552 0.927 0.749 11/10/2000 0.679 0.515 0.904 0.709 11/13/2000 0.641 0.499 0.895 0.694 11/14/2000 0.538 0.511 0.916 0.734 11/15/2000 0.667 0.507 0.92 0.741 11/16/2000 0.615 0.474 0.909 0.709 11/17/2000 0.59 0.47 0.905 0.708 11/20/2000 0.628 0.446 0.889 0.673 11/21/2000 0.615 0.412 0.892 0.672 11/22/2000 0.615 0.367 0.875 0.645 11/23/2000 0.615 0.367 0.875 0.645 11/24/2000 0.615 0.388 0.888 0.679 11/27/2000 0.615 0.394 0.893 0.674 11/28/2000 0.615 0.354 0.885 0.64 11/29/2000 0.564 0.335 0.888 0.633 11/30/2000 0.577 0.334 0.871 0.608 Date ARROW -81.8% Peer Group -84.9% S&P 500 -16.3% NASDAQ -14.9% 7/17/1998 1 1 1 1 7/20/1998 1.015 1.014 0.998 1.003 7/21/1998 0.955 1.017 0.982 0.985 7/22/1998 0.903 1.006 0.981 0.981 7/23/1998 0.963 1.024 0.96 0.963 7/24/1998 0.94 1.087 0.961 0.961 7/27/1998 0.896 1.013 0.967 0.962 7/28/1998 0.828 0.916 0.952 0.944 7/29/1998 0.799 0.924 0.948 0.937 7/30/1998 0.821 0.928 0.963 0.956 7/31/1998 0.836 0.923 0.944 0.932 8/3/1998 0.828 0.865 0.937 0.922 8/4/1998 0.847 0.879 0.903 0.889 8/5/1998 0.821 0.863 0.911 0.89 8/6/1998 0.985 0.895 0.918 0.911 8/7/1998 1.015 0.905 0.918 0.919 8/10/1998 0.993 0.91 0.913 0.916 8/11/1998 0.836 0.849 0.901 0.892 8/12/1998 0.896 0.857 0.914 0.909 8/13/1998 0.903 0.866 0.906 0.897 8/14/1998 0.866 0.856 0.896 0.891 8/17/1998 0.881 0.853 0.913 0.905 8/18/1998 0.94 0.848 0.928 0.924 8/19/1998 0.963 0.842 0.925 0.917 8/20/1998 0.944 0.85 0.92 0.912 8/21/1998 0.955 0.847 0.911 0.895 8/24/1998 0.955 0.823 0.917 0.892 8/25/1998 0.963 0.817 0.921 0.895 8/26/1998 0.94 0.792 0.914 0.88 8/27/1998 0.858 0.742 0.879 0.84 8/28/1998 0.821 0.739 0.866 0.816 8/31/1998 0.769 0.704 0.807 0.746 9/1/1998 0.709 0.74 0.838 0.784 9/2/1998 0.687 0.716 0.835 0.793 9/3/1998 0.761 0.69 0.828 0.783 9/4/1998 0.761 0.671 0.821 0.78 9/7/1998 0.761 0.671 0.821 0.78 9/8/1998 0.843 0.7 0.862 0.827 9/9/1998 0.836 0.668 0.848 0.809 9/10/1998 0.787 0.652 0.826 0.789 9/11/1998 0.806 0.66 0.85 0.817 9/14/1998 0.821 0.699 0.868 0.829 9/15/1998 0.903 0.716 0.874 0.835 9/16/1998 0.963 0.704 0.881 0.841 9/17/1998 0.94 0.692 0.859 0.82 9/18/1998 0.933 0.691 0.86 0.828 9/21/1998 0.925 0.687 0.863 0.837 9/22/1998 0.918 0.695 0.868 0.845 9/23/1998 0.925 0.748 0.898 0.876 9/24/1998 0.903 0.761 0.879 0.856 9/25/1998 0.896 0.726 0.88 0.868 9/28/1998 0.903 0.716 0.884 0.866 9/29/1998 0.896 0.714 0.884 0.863 9/30/1998 0.896 0.653 0.857 0.843 10/1/1998 0.836 0.588 0.831 0.803 10/2/1998 0.843 0.535 0.845 0.804 10/5/1998 0.828 0.488 0.833 0.765 10/6/1998 0.854 0.485 0.83 0.752 10/7/1998 0.896 0.467 0.818 0.728 10/8/1998 0.851 0.459 0.808 0.706 10/9/1998 0.843 0.495 0.829 0.743 10/12/1998 0.97 0.552 0.841 0.77 10/13/1998 0.993 0.539 0.838 0.751 10/14/1998 1.011 0.51 0.847 0.767 10/15/1998 1.052 0.503 0.883 0.802 10/16/1998 1.119 0.543 0.89 0.807 10/19/1998 1.164 0.585 0.895 0.821 10/20/1998 1.22 0.584 0.897 0.816 10/21/1998 1.153 0.576 0.902 0.834 10/22/1998 1.224 0.56 0.909 0.848 10/23/1998 1.201 0.578 0.902 0.843 10/26/1998 1.187 0.577 0.904 0.859 10/27/1998 1.187 0.6 0.898 0.855 10/28/1998 1.157 0.627 0.9 0.865 10/29/1998 1.179 0.631 0.915 0.875 10/30/1998 1.246 0.651 0.926 0.882 11/2/1998 1.425 0.683 0.937 0.897 11/3/1998 1.399 0.675 0.936 0.89 11/4/1998 1.388 0.689 0.943 0.908 11/5/1998 1.396 0.708 0.955 0.915 11/6/1998 1.313 0.716 0.961 0.924 11/9/1998 1.179 0.702 0.952 0.926 11/10/1998 1.284 0.696 0.951 0.929 11/11/1998 1.276 0.672 0.945 0.927 11/12/1998 1.209 0.661 0.942 0.921 11/13/1998 1.261 0.661 0.949 0.92 11/16/1998 1.284 0.662 0.957 0.927 11/17/1998 1.224 0.658 0.96 0.935 11/18/1998 1.075 0.64 0.964 0.945 11/19/1998 1.172 0.655 0.971 0.956 11/20/1998 1.134 0.661 0.98 0.96 11/23/1998 1.052 0.696 1.001 0.984 11/24/1998 0.978 0.731 0.997 0.979 11/25/1998 1.015 0.712 1 0.988 11/26/1998 1.015 0.712 1 0.988 11/27/1998 0.978 0.721 1.005 1.004 11/30/1998 1.075 0.704 0.981 0.971 12/1/1998 1.075 0.708 0.99 0.998 12/2/1998 1.082 0.73 0.987 0.993 Three-Year Stock Performance Analysis Five-Year Stock Performance Analysis Over the past three years, ARROW's peer group has significantly underperformed the broader NASDAQ index, which itself is down approximately 60% In addition, ARROW never fully participated in the stock market rally during 1999 and 2000

Situational Overview Historical Operating Performance 3/31/2001 6/30/2001 9/30/2001 12/31/2001 3/31/2002 6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/3/2003 Qrtly Revenue Growth -0.2803 -0.2305 0.1357 -0.0416 0.1662 0.1996 -0.1513 -0.2914 0.1214 -0.1106 Billing Rate 121 133 139 138 136 136 Operating Margin 0.609 -0.3917 -0.1821 -0.073 0.072 0.1556 0.235 0.0137 0.0335 -0.1038 Utilization Rate 0.749 0.6 0.73 0.63 0.71 0.99 0.89 0.71 0.862 0.812 Gross Margin 0.1872 0.175 0.3136 0.3557 0.4352 0.4555 0.4676 0.397 0.4055 0.3719 Notes: Sources: SEC filings and Company press releases (1) Based on data obtained from ARROW management (1)

Situational Overview Price-Volume: Last Twelve Months (1) Based on data obtained from ARROW management. (2) Based on 13,136,124 shares outstanding obtained from management. (3) Calculated by dividing the reported amount of cash as such date, less long term debt (if any) by the number of shares outstanding as of such date. From 5/2/03, last trading day prior to the announcement by Acquiror of its indication of interest

Situational Overview Histogram: Last Twelve Months Before Announcement Date Source: FactSet and Yahoo Finance. Shares outstanding assumed to be 13.1 million and float assumed to be 4.6 million.

Situational Overview Histogram: Last Twelve Months

Section C Process Overview

Process Overview Summary of Events May 5, 2003 ARROW issues press release announcing that it has received a preliminary indication of interest from Acquiror to take ARROW private for cash consideration of $3.00 per share May 16, 2003 AH&H is retained by the Special Committee of the Board of Directors of ARROW ("Special Committee"), and at the direction of the Special Committee, AH&H is authorized to contact and to determine the interest level of twenty-seven (27) firms identified as potential acquirors of the Company May / June - 2003 Fourteen (14) parties requested summary publicly available information Six (6) parties signed non-disclosure agreements and received preliminary due diligence information Summary of events leading to the proposed transaction with Acquiror:

Process Overview Summary of Events Week of June 23 Two (2) parties conducted due diligence and discussed the current status and future prospects of the business with management One party ("Party A") submitted an indication of interest without completing due diligence or meeting with management One party that conducted due diligence and met with management withdrew from the process Week of June 30 One party ("Party B") that completed due diligence and met with management submitted an indication of interest One party ("Party C") submitted an indication of interest without completing due diligence or meeting with management The Special Committee convened to review the indications of interest received from each of Party A, Party B, and Party C, and thereupon directed AH&H to solicit each such party, as well as Acquiror in terms of their interest in revising their respective offers

Process Overview Summary of Events Week of July 7 In response to AH&H's request that "best and final" offers be submitted by the end of the week, the following parties responded as follows: Party A conducted due diligence and discussed the current status and future prospects of the business with management and subsequently submitted a revised offer Party B submitted a revised offer Party C conducted due diligence and discussed the current status and future prospects of the business with management and subsequently withdrew from the process Acquiror submitted a revised offer Week of July 14 Special Committee convened on July 14 to review the offers submitted by Party A, Party B and Acquiror Based on the merits of the revised offers, the Special Committee decided to recommend Acquiror's offer pending successful negotiation of the Merger Agreement

Section D Valuation Overview

Valuation Overview Valuation Methodologies Peer Group Analysis The assessment of financial performance of companies possessing similar strategic and operating characteristics to ARROW is focused on analysis of metric-based implied public trading valuation The companies in the group are public going concerns Changes in public market conditions could materially affect the implied valuation of ARROW as calculated using peer group analysis Comparable companies were chosen based on industry, market capitalization and annual sales Given ARROW's current financial circumstances in comparison to its Peer Group, AH&H felt that this metric is relevant as a contributor to its valuation analysis Precedent Transaction Analysis Assessment of the valuations realized in recent comparable transactions in the IT services sector Focus on and an analysis of premiums paid over historical public trading value and other relevant valuation metrics AH&H believes that this methodology has relevance for purposes of this transaction. However, AH&H also recognizes that targets at-or-near a state of financial distress will typically fall at the end of valuation ranges derived from precedent transactions For purposes of our analysis, we assume that Acquiror is acquiring all of the outstanding shares of common stock. This analysis allows AH&H to appropriately opine to the fairness of the consideration being paid by Acquiror. The methodologies utilized in this valuation are:

Valuation Overview Valuation Methodologies Historical Trading Multiple Analysis Focus is on enterprise value (market capitalization plus debt, less cash) as a multiple of trailing twelve months EBIT for ARROW over the past five years Because ARROW is currently profitable on a trailing twelve months EBIT basis (unlike the majority of its peer group as well as the target comparables contained in the precedent transaction analysis), AH&H felt that this metric is relevant as a measure of the value of ARROW's operating business and therefore is a contributor to its valuation analysis Liquidation Analysis Focus is on identification and assessment of net assets and valuation of such net assets Given ARROW's current financial circumstances as related to the book value of net assets and additional costs associated with liquidating the business, AH&H felt that this metric was less relevant as a contributor to its valuation analysis For purposes of our analysis, AH&H did not employ any forward looking valuation methodologies such as comparable company price to forward earnings multiple analysis or discounted cash flows analysis given that management provided limited projected operating results due to its limited visibility regarding future revenues

Valuation Overview Historical Income Statement As of the fiscal year ending March 31, 2003, ARROW's total revenues have decreased 68% and its net income has decreased 70% since the fiscal year ending March 31, 1999

Valuation Overview Historical Balance Sheet Assets Liabilities and Stockholders' Equity

Valuation Overview Peer Group Analysis

Valuation Overview ARROW vs. Peer Group: Operating and Valuation Metrics Multiples based on 7/18/03 Stock Prices Multiples based on 5/2/03 Stock Prices

Source: FactSet ARROW Peer Group includes: ANSR, BRNC, DTPI, ELOY, EPRE, INFT, TSCC. Valuation Overview ARROW vs. Peer Group: Performance since May 1, 2003 Date ARROW +2.7% ARROW Peer Group +45.2% 5/1/2003 1 1 5/2/2003 1 1.042 5/5/2003 1.044 1.088 5/6/2003 1.081 1.092 5/7/2003 1.094 1.074 5/8/2003 1.064 1.054 5/9/2003 1.081 1.094 5/12/2003 1.084 1.071 5/13/2003 1.077 1.078 5/14/2003 1.077 1.065 5/15/2003 1.088 1.064 5/16/2003 1.094 1.068 5/19/2003 1.088 1.076 5/20/2003 1.067 1.085 5/21/2003 1.077 1.106 5/22/2003 1.084 1.106 5/23/2003 1.084 1.128 5/26/2003 1.084 1.128 5/27/2003 1.077 1.133 5/28/2003 1.077 1.153 5/29/2003 1.091 1.145 5/30/2003 1.091 1.192 6/2/2003 1.074 1.194 6/3/2003 1.077 1.206 6/4/2003 1.091 1.289 6/5/2003 1.017 1.313 6/6/2003 1.081 1.332 6/9/2003 1.081 1.272 6/10/2003 1.081 1.295 6/11/2003 1.077 1.29 6/12/2003 1.062 1.293 6/13/2003 1.077 1.296 6/16/2003 1.077 1.292 6/17/2003 1.081 1.318 6/18/2003 1.077 1.343 6/19/2003 1.077 1.294 6/20/2003 1.077 1.293 6/23/2003 1.077 1.236 6/24/2003 1.057 1.218 6/25/2003 1.175 1.227 6/26/2003 1.094 1.267 6/27/2003 1.01 1.246 6/30/2003 1.01 1.27 7/1/2003 1.01 1.311 7/2/2003 1.005 1.334 7/3/2003 1.003 1.335 7/4/2003 1.003 1.335 7/7/2003 0.993 1.353 7/8/2003 1.007 1.357 7/9/2003 1.02 1.398 7/10/2003 1.024 1.381 7/11/2003 1.024 1.395 7/14/2003 1.01 1.406 7/15/2003 1.024 1.493 7/16/2003 1.02 1.457 7/17/2003 1.003 1.413 7/18/2003 1.027 1.452 $3.49 $2.95 $3.25 ARROW's stock price has been artificially capped by the Acquiror's indication of interest while during the same period ARROW's peer group has experienced significant appreciation

Valuation Overview Peer Group Analysis: Implied Valuation

Valuation Overview Precedent Transactions Analysis

Valuation Overview Precedent Transactions Analysis: Implied Valuation

Valuation Overview Historical Trading Analysis Enterprise Value ($mm) Enterprise Value / LTM EBIT Multiple LTM EBIT for the Q2 FY01 was $731K, accounting for the increase (to a peak of 23.6x) in its Enterprise Value / LTM EBIT multiple. Source: FactSet and SEC filings. Financial information for quarter ending 6/30/03 obtained from ARROW management. On an Enterprise Value basis, ARROW has historically traded between 1.0x and 3.0x LTM EBIT

Valuation Overview Historical Trading: Implied Valuation

The range of values set forth in this liquidation analysis provides pro forma estimates of the value of ARROW's equity, as of the date hereof, assuming that the value of ARROW would be realized in an orderly liquidation. The analysis was prepared on a pro forma basis, as of July 18, 2003, based solely on information provided to us by ARROW, including the estimated value of assets, liabilities and liquidation expenses. AH&H has had discussions with ARROW, but does not assume responsibility, for the accuracy, completeness or reasonableness of information provided to AH&H in such discussion or otherwise and has not attempted independently to investigate or verify such estimated values, projections or other information provided to AH&H and included herein or otherwise used. Moreover, for purposes of this analysis, we have assumed that there has been no material change in the assets, financial condition, business or prospects of ARROW since the date of the most recent information made available to us. Our analysis considers the Company's assets, including cash and cash equivalents, tangible and intangible assets, as well as known and potential liabilities of the Company. We have presented a range of estimated potential liabilities; however, since ARROW's potential liabilities could be greater or less than the range assumed in this analysis, any such actual difference could result in a material increase or decrease in net value per share. In our analysis, we have looked at three separate liquidation scenarios (Scenarios A, B and C), each of which involves varying assumptions with respect to the value of specific assets and liabilities of the Company, as well as the potential realization thereof. Valuation Overview Liquidation Analysis

Valuation Overview Liquidation Analysis Assumptions: Assets and Liabilities

Valuation Overview Liquidation Analysis Assumptions: Assumed Liabilities

Valuation Overview Liquidation Analysis The following analysis provides a range of potential liquidation values in three separate liquidation scenarios. The range of values reflect differing assumptions with respect to the estimated value of the assets and liabilities, but do not factor the size (on a percentage basis) of the initial cash liquidating dividend or the value of the liquidation. Notes: (1) Excludes the effect of cash distributions over a period of time and the application of a discount rate. (2) Assumes 13,136,124 shares outstanding.

Valuation Overview Liquidation Analysis The analysis below utilizes the methodology above and arrives at a range of probable values, on a per share basis*, to be realized in the three separate liquidation scenarios based on differing assumptions with respect to the applicable discount rate and the size (on a percentage basis) of the initial liquidating cash dividend. Notes: Assumes the balance of the liquidating distributions occur on a straight-line annual basis over 3 years and are discounted at a fixed rate ranging between 12% and 18%. If a higher percentage of the liquidation value is distributed to shareholders initially rather than being deferred over a three year period, the present value of the future cash distributions may be higher. * Assumes 13,136,124 shares outstanding.

Valuation Overview Summary of Implied Valuations Please refer to endnotes on page 37

Valuation Overview Notes on Summary of Implied Valuations